UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N200 White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 28, 2013, Michael Kuchenbrod resigned from his position as Senior Vice President of Xylem Inc. (the “Company”) and as President of Water Solutions effective October 28, 2013.

In connection with Mr. Kuchenbrod’s resignation, on October 28, 2013, the Company and Mr. Kuchenbrod entered into a Separation Agreement (the “Separation Agreement”). The Separation Agreement provides for payment of severance, continuation of health benefits and continued vesting and exercisability of certain equity-based awards, each in accordance with the Company’s Senior Executive Severance Pay Plan and award agreements with the Company where termination is without cause. The Separation Agreement also provides for the payment of a lump sum in lieu of a payout under the Annual Incentive Plan based on Company performance, prorated and payable in 2014. The severance pay, the lump sum payment and continued health benefits are subject to Mr. Kuchenbrod’s compliance with restrictive covenants that are included in the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: October 28, 2013	By:	/s/ Christian S. Na
Christian S. Na
Senior Vice President, General Counsel & Corporate Secretary
(Authorized Officer of Registrant)